UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 9, 2011
MORGAN’S FOODS, INC.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	1-08395 (Commission File Number)	34-0562210 (IRS Employer Identification Number)
4829 Galaxy Parksway, Suite S, Cleveland, OH 44128
(Address of principal executive officers) (Zip Code)
Registrant’s telephone number, including area code: (216) 359-9000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.
On March 9, 2011 Marilyn A. Eisele was elected by the Board of Directors as a director of the Company to fill the vacancy created by the death of Lawrence S. Dolin. Ms. Eisele will serve until the 2011 Annual Meeting of Shareholders and at that time it is expected she will be a nominee for election to the Board of Directors by the Company’s shareholders at the 2011 Annual Meeting of Shareholders. Ms. Eisele has extensive experience in public accounting and in senior management positions with various companies and currently serves as the Chief Financial Officer of Five Star Technologies, Inc. Ms. Eisele is a Certified Public Accountant and will serve as Chairperson of the Audit Committee of the Board of Directors.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Morgan’s Foods, Inc.

Dated: March 11, 2011	By:	/s/ Kenneth L. Hignett

Kenneth L. Hignett
Senior Vice President,
Chief Financial Officer & Secretary